UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure.

We Have Assumed a 40% Interest in Peterborough Renewable Energy Limited

Pursuant to the terms of a debt settlement agreement dated May 17, 2013 among our company, EnviroTechnologies Inc. and EnviroResolutions Inc., our company announced on November 22, 2013 that our company was transferred a 40% shareholding in Peterborough Renewable Energy Limited (“PREL”) by Green Energy Parks Limited (“GEPL”) (who had prior to this transfer held all the issued and outstanding shares of PREL).  PREL is a limited liability company incorporated under the laws of the United Kingdom.

PREL was incorporated by GEPL to develop a 79MWe waste to energy power station at Peterborough, United Kingdom (the “Peterborough Plant”).  The Peterborough Plant has full planning permission at 79MWe and environmental agency permits.  It is understood that the Peterborough Plant will be built in two stages at a total capital cost of approximately £500 million.  As of this date, PREL owns 20% of Energy Park Investments Limited (“EPIL”), the holding company that is currently intended to finance the development of the Peterborough Plant in turn through its wholly owned operating subsidiary Energy Park Peterborough Limited.

The last audited accounts for PREL indicate that it was not currently trading and had negative net assets of £624,683 as at December 31, 2012.  Further information on PREL will be provided when it becomes available.  PREL is a limited liability company and the transfer does not convey any contractual liabilities or commitments directly to us.

Commenting on our shareholding in PREL, Dr. Neil Carmichael said: “The Peterborough Plant is a highly significant waste to energy project in the United Kingdom and it is pleasing that the company should again be part of the future of renewable energy promotion and provision.  We are clarifying certain aspects of the share transfer in order to secure and promote the company’s interest further and will make further information available to shareholders and the market in due course”.

Item 9.01	Financial Statements and Exhibits
4.1	Share Certificate Relating To Shares Held By Pacific Green Technologies Inc. In the Ordinary Share Capital Of Peterborough Renewable Energy Limited
10.1
Debt Settlement Agreement dated May 17, 2013 between our company, EnviroResolutions, Inc. and EnviroTechnologies, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed on June 3, 2013).

99.1	Peterborough Renewable Energy Limited: The Directors' Report And Financial Statements For The Period Ended 31 December 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Neil Carmichael
Neil Carmichael
President and Director

Date: December 12, 2013